UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2007
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 23, 2007, the Board of Directors (the “Board”) of Fair Isaac Corporation (the “Corporation”) elected Dr. Mark N. Greene to the Board. Dr. Greene currently serves as the Corporation’s Chief Executive Officer. The Board does not presently expect to appoint Dr. Greene to serve on any of the Board’s standing committees.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 23, 2007, the Board approved an amendment to Article 3.1 of the Company’s By-Laws to increase the number of directors required to constitute the Board from seven (7) to eight (8), effective as of February 23, 2007. Article 3.1 of the Company’s By-Laws as amended is attached hereto as Exhibit 3.2 to this Current Report, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description

3.2	Article 3.1 of Fair Isaac Corporation’s By-Laws, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By:	/s/ Charles M. Osborne
Charles M. Osborne
Chief Financial Officer

Date: February 28, 2007

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

3.2	Article 3.1 of Fair Isaac Corporation’s By-Laws, as amended	Electronic